UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report: March 9, 2012

UnionBanCal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15081	94-1234979
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 California Street

San Francisco, CA 94104-1302

Tel. (415) 765-2969

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On March 9, 2012, UnionBanCal Corporation (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Pacific Capital Bancorp, a Delaware corporation (“PCB”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Pebble Merger Sub Inc. (“Merger Sub”), a corporation formed in Delaware as a wholly owned subsidiary of the Company, will merge with and into PCB, with PCB continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”). Consummation of the Merger is subject to certain customary conditions, including, among others, the absence of any injunction or other legal prohibition on the completion of the Merger, regulatory approvals of the Board of Governors of the Federal Reserve System, the Japan Financial Services Agency and the Office of the Comptroller of the Currency (and expiration of applicable waiting periods) without the imposition of conditions or restrictions that would have a material adverse effect after the closing on the Company and its subsidiaries, taken as a whole, the Company’s parent company, or PCB and its subsidiaries, taken as a whole, in each case measured on a scale relative to PCB and its subsidiaries, taken as a whole, the termination (or non-survival) of certain agreements with regulators to which PCB or its wholly owned subsidiary, Santa Barbara Bank & Trust, N.A (“SBBT”), is a party, accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard) and material compliance by each party with its obligations under the Merger Agreement.

Pursuant to the Merger Agreement, each outstanding share of common stock of PCB will be converted into the right to receive $46.00 per share in cash, without interest. With certain exceptions, shares of common stock of PCB owned by the Company and PCB will be cancelled without payment of any consideration and will cease to exist. Shares of PCB common stock that are owned by dissenting stockholders will be entitled only to such rights and payments as are granted by Section 262 of the Delaware General Corporation Law. Each outstanding option to purchase shares of common stock under PCB’s stock plans (each, a “PCB Option”), whether vested or unvested, will be cancelled and converted into the right to receive, with respect to each share subject to the PCB Option, an amount in cash equal to $46.00 minus the exercise price per share of the PCB Option immediately prior to the effective time of the Merger. Each award of restricted shares of PCB common stock and each share-based award outstanding under the PCB stock plans will fully vest and be converted into the right to receive, with respect to each share subject to such award, $46.00 in cash. Immediately following the effective time of the Merger, the Company intends to merge SBBT with and into Union Bank, N.A., a wholly owned subsidiary of the Company (“UB”) with UB continuing as the surviving entity.

As of the date of the Merger Agreement, there were outstanding warrants to purchase 15,120 shares of PCB’s common stock held by the Treasury Department (the “Treasury Warrants”). Pursuant to the Merger Agreement and the terms of the Treasury Warrants, at the effective time of the Merger, each outstanding Treasury Warrant will cease to represent a warrant to purchase common stock of PCB and will be converted automatically into a right to exercise such Treasury Warrant to receive an amount in cash equal to $46.00 multiplied by the number of shares of PCB common stock issuable upon the exercise of such Treasury Warrant immediately prior to the execution of the Merger Agreement.

The Company and PCB have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to use reasonable best efforts to obtain any necessary regulatory approvals; (ii) not to take any actions that would reasonably be expected to materially delay the obtainment of regulatory approvals and (iii) for PCB to conduct its business in the ordinary course of business during the interim period between the execution of the Merger Agreement and consummation of the Merger.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of that agreement and were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (i) will not survive consummation of the Merger, unless otherwise specified therein, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of a knowing breach as of the date of the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the information statement that the parties will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other filings that each of the Company and PCB make with the Securities and Exchange Commission.

The Merger Agreement provides certain customary termination rights for both the Company and PCB.

Following entry by the companies into the Merger Agreement, SB Acquisition Company LLC, the holder of approximately 76 percent of the outstanding shares of common stock of PCB, delivered to PCB a written consent adopting and approving the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On March 12, 2012 the Company posted a slide presentation on its website. The slide presentation is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information under Item 7.01 in this Current Report on Form 8-K, including the Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination by the Company that the information under Item 7.01 in this Current Report on Form 8-K is complete or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01	Other Events

On March 12, 2012, the Company issued a press release regarding the execution of the Merger Agreement. The press release is attached as Exhibit 99.2 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of March 9, 2012 by and among UnionBanCal Corporation, Pebble Merger Sub Inc. and Pacific Capital Bancorp.*

99.1	Slide presentation dated March 12, 2012.

99.2	Press release dated March 12, 2012.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, results of operations and/or prospects. Such risks and uncertainties include, but are not limited to uncertainties as to the timing of completion of the proposed acquisition, the possibility that various closing conditions (including regulatory approval) for the proposed transaction may not be satisfied at all or in a timely manner or waived, the Company’s ability to retain key employees and other risks and uncertainties discussed in the Company’s public filings with the SEC. All forward-looking statements included in this document are based on information available at the time of such document, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2012

UNIONBANCAL CORPORATION

	By:	/s/ John F. Woods
JOHN F. WOODS
Vice Chairman & Chief Financial Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of March 9, 2012 by and among UnionBanCal Corporation, Pebble Merger Sub Inc. and Pacific Capital Bancorp.

99.1	Slide presentation dated March 12, 2012.

99.2	Press release dated March 12, 2012.